Exhibit 107
Calculation of Filing Fee Table

Form S-3
(Form Type)

COMPASS PATHWAYS PLC
(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry-Forward Securities ☐N/A

		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Fees to be paid	1	Equity	Ordinary Shares, nominal value GBP0.008 per share	457(r)				$0.00013810
Fees to be paid	2	Equity	American Depositary Shares representing Ordinary Shares, nominal value GBP per share	457(r)				$0.00013810
Fees to be paid	3	Debt	Debt Securities	457(r)				$0.00013810
Fees to be paid	4	Other	Warrants	457(r)				$0.00013810
Fees to be paid	5	Other	Units	457(r)				$0.00013810

Fees Previously Paid

Exhibit 107

		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
		Carry Forward Securities
Carry Forward Securities	6	Equity	American Depositary Shares representing Ordinary Shares, nominal value GBP 0.008 per share	415(a)(6)	10,649,700	—	$96,486,282.00	—	—	S-3	333-274436	9/18/2023	$10,632.79000000

		Total Offering Amounts					$96,486,282.00		$0.00
		Total Fees Previously Paid							$0.00
		Total Fee Offsets							$0.00
		Net Fee Due							$0.00
(1)In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, as amended, the Registrant is deferring payment of all registration fees, other than the registration fee due in connection with 10,649,700 American Depositary Shares, or ADSs, being registered for resale pursuant to the prospectus included in this Registration Statement, and will pay the registration fees subsequently in advance or on a "pay-as-you-go" basis. The Registrant will calculate the registration fee applicable to an offer of securities pursuant to this Registration Statement based on the fee payment rate in effect on the date of such fee payment.
(2)See Note 1.
(3)See Note 1.
(4)See Note 1.
(5)See Note 1.
(6)Pursuant to Rule 415(a)(6) under the Securities Act, 10,649,700 ADSs registered hereunder are unsold securities previously covered by the Registrant’s registration statement on Form S-3 (File No. 333-274436), which was originally filed with the Securities and Exchange Commission on September 8, 2023 and declared effective on September 18, 2023 (the “Prior Registration Statement”). Pursuant to Rule 415(a)(6) under the Securities Act, the $10,632.79 filing fee previously paid at the time of the filing of the Prior Registration Statement in connection with such unsold securities will continue to be applied to such unsold securities. Pursuant to Rule 415(a)(6) under the Securities Act of 1933, the offering of unsold securities under the Prior Registration Statement will be deemed terminated as of the date of effectiveness of this Registration Statement. Estimated in accordance with Rule 457(c) solely for purposes of calculating the registration fee on the basis of the average of the high and low prices of the Registrant’s ADSs as reported on the Nasdaq Capital Market on July 29, 2026.

Exhibit 107
Table 2: Fee Offset Claims and Sources ☑N/A

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fees to be paid
Rule 457(p)
Fees Offset Claims
Fee Offset Sources

Table 3: Combined Prospectuses ☑N/A

	Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date
N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A